Exhibit 10.2

VOTING AGREEMENT

VOTING AGREEMENT, dated as of March 20, 2005 (this “Agreement”), among the stockholders listed on the signature page(s) hereto (collectively, the “Stockholders” and each individually, a “Stockholder”), Pinnacle Systems, Inc., a California corporation (the “Company”) and Avid Technology, Inc., a Delaware corporation (the “Buyer”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

WHEREAS, as of the date hereof, the Stockholders own of record and beneficially the shares of capital stock of the Buyer set forth on Schedule I hereto (such shares, or any other voting or equity of securities of the Buyer hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the “Shares”);

WHEREAS, concurrently with the execution of this Agreement, the Buyer and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, a subsidiary of the Buyer will be merged with and into the Company, and the Company will be the surviving corporation (the “Merger”); and

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has required that the Stockholders agree, and in order to induce the Company to enter into the Merger Agreement the Stockholders are willing, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

Section 1.                                            Voting of Shares.

(a)                                  Each Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at the Buyer Stockholders Meeting or any other meeting of the stockholders of the Buyer, however called, and in any action by written consent of the stockholders of the Buyer, such Stockholder will vote, or cause to be voted, all of such Stockholder’s respective Shares in favor of the Buyer Voting Proposals.

(b)                                 Each Stockholder hereby irrevocably grants to, and appoints, the Company, and any individual designated in writing by it, and each of them individually, as his or her proxy and attorney-in-fact (with full power of substitution), for and in his or her name, place and stead, to vote such Stockholder’s Shares at any meeting of the stockholders of the Buyer called with respect to any of the matters specified in, and in accordance and consistent with, this Section 1.  Each Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.  Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this

Agreement.  Except as otherwise provided for herein, each Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the Delaware General Corporation Law.  Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

Section 2.                                            Transfer of Shares.

(a)                                  Each Stockholder covenants and agrees that such Stockholder will not directly or indirectly (i) sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer or other disposition of any Shares; provided, however, that notwithstanding the foregoing a Stockholder may transfer Shares or agree to transfer Shares by testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law, provided that in each such case the transferee agrees in writing to be bound by this Agreement.

(b)                                 Each Stockholder agrees to submit to the Buyer contemporaneously with or promptly following execution of this Agreement all certificates representing the Shares (unless such Shares are held in “street” name or otherwise not issued and certificated in the individual name of the Stockholder) so that the Buyer may place thereon a legend referring to the transfer restrictions set forth in this Agreement.

Section 3.                                            Representations and Warranties of the Stockholders.  Each Stockholder on his or her own behalf hereby severally represents and warrants to the Buyer with respect to such Stockholder and such Stockholder’s ownership of the Shares as follows:

(a)                                  Ownership of Shares.  The Stockholder beneficially owns all of the Shares as set forth on Schedule I hereto and has good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever.  The Stockholder owns no shares of Buyer Common Stock other than the Shares as set forth on Schedule I hereto.  The Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

(b)                                 Power, Binding Agreement.  The Stockholder has the legal capacity and all requisite power and authority to enter into and perform all of his or her obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(c)                                  No Conflicts.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder, the Shares or any of the Stockholder’s properties or assets.  Except as expressly contemplated hereby, the Stockholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders’ agreement, partnership agreement or voting trust. Except for the expiration or termination of the waiting period under the HSR Act and informational filings with the Securities and Exchange Commission, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or                             other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

Section 4.                                            Termination.  This Agreement shall terminate upon the first to occur of:

(i)                                     the Effective Time;

(ii)                                  written notice of termination of this Agreement by the Company to the Stockholders; or

(iii)                               the date of termination of the Merger Agreement; provided that no such termination shall relieve any party of liability for a willful breach hereof prior to termination.

Section 5.                                            Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 6.                                            Fiduciary Duties.  Each Stockholder is signing this Agreement solely in such Stockholder’s capacity as an owner of such Stockholder’s respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in such Stockholder’s capacity as an officer or director of the Buyer to the extent permitted by the Merger Agreement.

Section 7.                                            Consent and Waiver.  Each Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which such Stockholder is a party or pursuant to any rights such Stockholder may have in his or her capacity as a Stockholder of the Company.

Section 8.                                            Miscellaneous.

(a)                                  Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto.

This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

(b)                                 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(c)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

(d)                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(e)                                  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

(i)                                     if to a Stockholder, in care of the Buyer at the address set forth below;

(ii)                                  if to the Buyer to:

Avid Technology, Inc.
Avid Technology Park
One Park West
Tewksbury, MA 01876
Attn:                    General Counsel
Telecopy:  (978) 851-7216

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attn:                    David A. Westenberg, Esq.

Jay E. Bothwick, Esq.

Facsimile: (617) 526-5000

(iii)                               if to the Company to:

Pinnacle Systems, Inc.

280 North Bernardo Avenue
Mountain View, CA 94043

Attn:                    Chief Executive Officer

Facsimile:  (650) 930-2424

with a copy to:

DLA Piper Rudnick Gray Cary US LLP

2000 University Avenue

East Palo Alto, CA 94303

Attn:                    Gregory M. Gallo, Esq.

Diane Holt Frankle, Esq.

Facsimile: (650) 833-2001

(f)                                    No Third Party Beneficiaries.  This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

(g)                                 Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(h)                                 Interpretation.  When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated.  The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

(i)                                     Submission to Jurisdiction.  Each of the parties to this Agreement (i) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8(e).  Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(j)                                     WAIVER OF JURY TRIAL.  EACH OF THE BUYER, THE COMPANY AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER, THE COMPANY OR EACH STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

PINNACLE SYSTEMS, INC.

By:	/s/ Scott E. Martin

Title:	Senior Vice-President

AVID TECHNOLOGY, INC.

By:	/s/ Paul J. Milbury

Title:	Vice President and Chief Financial Officer

SHAREHOLDERS:

/s/ David A. Krall
David A. Krall

/s/ William J. Warner
William J. Warner

/s/ Charles L. Smith
Charles L. Smith

/s/ David M. Lebolt
David M. Lebolt

/s/ Paul J. Milbury
Paul J. Milbury

/s/ Michael J. Rockwell
Michael J. Rockwell

/s/ Joseph Bentivegna
Joseph Bentivegna

/s/ Patricia A. Baker
Patricia A. Baker

/s/ Ethan E. Jacks
Ethan E. Jacks

Schedule I

	Number of Shares	Number of Shares
Stockholder Names	Underlying Options	of Common Stock	Total

Patricia A. Baker	59,354	3,871	63,225

Joseph Bentivegna	71,436	9,076	80,512

Ethan E. Jacks	39,528	8,221	47,749

David A. Krall	646,425	37,455	683,880

David M. Lebolt	103,874	0	103,874

Paul J. Milbury	3,000	90,940	93,940

Michael J. Rockwell	92,975	0	92,975

Charles L. Smith	105,581	25,468	131,049

William J. Warner	136,700	10,000	146,700